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                        CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the heading "Auditors, Transfer Agent and Registrar" in Amendment No. 1 to the Registration Statement (Form SB-2, File No. 333-51757) and related prospectus of CVF Corporation for the registration of a minimum of 874,430 and a maximum of 2,874,430 common stock of the Corporation, and to the use of our report dated March 16, 1998 (except for note 14(a) which is as at June 30, 1998).



                                        /s/ Ernst & Young
Kitchener, Canada                       Ernst & Young
July 6, 1998                            Chartered Accountants